POWER OF ATTORNEY

FOR NICHOLAS EQUITY INCOME FUND, INC.

            KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors of Nicholas Equity Income Fund, Inc. constitutes and appoints Jennifer R. Kloehn, his true and lawful attorney-in-fact and agent, for him and in his name, place and stead in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Form N-1A Registration Statement of Nicholas Equity Income Fund, Inc., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any state of the United States, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue thereof.

Date:  August 1, 2016                                                              /s/ Albert O. Nicholas

                                                                                                Albert O. Nicholas

                                                                                                 /s/ Timothy P. Reiland

                                                                                                Timothy P. Reiland

                                                                                                 /s/ Jay H. Robertson

                                                                                                Jay H. Robertson